GLOBAL REAL ESTATE INVESTMENTS FUND
FIRST AMENDMENT TO THE FUND ADMINISTRATION SERVICNG AGREEMENT

THIS FIRST AMENDMENT dated as of this 16th day of August, 2010, to the Fund Administration Servicing Agreement, dated as of the 9th day of October, 2009 (the “Agreement”), is entered into by and between GLOBAL REAL ESTATE INVESTMENTS FUND, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, LLC, a Wisconsin limited liability corporation, (“USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the length of the Agreement and the fees; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Section 10, Term of Agreement; Amendment, is hereby superseded and replaced with the following:

10.  Term of Agreement; Amendment.
This Agreement shall become effective as of July 1, 2010 and will continue in effect for a period of three (3) years.  This Agreement may be terminated by either party upon the Fund giving 60 days prior written notice to the Custodian or the Custodian giving 120 day prior written notice to the Fund or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Fund, and authorized or approved by the Board of Trustees.

Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GLOBAL REAL ESTATE INVESTMENTS FUND	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Randy S. Lewis	By: /s/ Michael R. McVoy

Printed Name: Randy Lewis	Printed Name: Michael R. McVoy

Title: Sec. / Treasurer	Title: Executive Vice President

Amended Exhibit B
to the
Fund Administration Servicing Agreement - Global Real Estate Investments Fund

CLOSED-END FUND ADMINISTRATION SERVICES ANNUAL FEE SCHEDULE at July, 2010

Fund Administration Services Per Fund*
__ basis points on the first $____
__ basis points on the balance above $____
Minimum annual fee:  $____ per portfolio

Advisor Information Source Web Portal
▪ $____ /fund/month
▪ $____ /fund/month for clients using an external administration service
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.  Conversion, multiple classes, master/feeder and multiple manager funds, and extraordinary services quoted separately.

Chief Compliance Officer Support Fee*
▪ $____ /service per year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses. Out of pocket expenses invoiced to the Fund shall be the same as USBFS’ cost.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA

Amended Exhibit B
to the
Fund Administration Servicing Agreement - Global Real Estate Investments Fund

CLOSED-END FUND ADMINISTRATION SERVICES ANNUAL FEE SCHEDULE at January, 2011

Fund Administration Services Per Fund*
__ basis points on the first $____
__ basis points on the balance above $____
Minimum annual fee:  $____ per portfolio

Advisor Information Source Web Portal
▪ $____ /fund/month
▪ $____ /fund/month for clients using an external administration service
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.  Conversion, multiple classes, master/feeder and multiple manager funds, and extraordinary services quoted separately.

Chief Compliance Officer Support Fee*
▪ $____ /service per year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses. Out of pocket expenses invoiced to the Fund shall be the same as USBFS’ cost.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA

Amended Exhibit B
to the
Fund Administration Servicing Agreement - Global Real Estate Investments Fund

CLOSED-END FUND ADMINISTRATION SERVICES ANNUAL FEE SCHEDULE at January, 2012

Fund Administration Services Per Fund*
__ basis points on the first $____
__ basis points on the next $____
__ basis points on the balance above $____
Minimum annual fee:  $____ per portfolio

Advisor Information Source Web Portal
▪ $____ /fund/month
▪ $____ /fund/month for clients using an external administration service
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.  Conversion, multiple classes, master/feeder and multiple manager funds, and extraordinary services quoted separately.

Chief Compliance Officer Support Fee*
▪ $____ /service per year

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, extraordinary expenses based upon complexity, and all other out-of-pocket expenses. Out of pocket expenses invoiced to the Fund shall be the same as USBFS’ cost.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA